NEWS RELEASE

Lexaria Forward Stock Split

Kelowna, BC—December 7, 2015 - Lexaria Corp. (LXRP-OTCQB) (LXX-CSE) (the "Company" or "Lexaria") further to an earlier announcement, the Company announces the earlier disclosed forward stock split of 1.1 new shares for every existing common share held, is expected to be completed as per the following dates.

The record date is expected to be December 14, 2015, and the Effective date for the commencement of trading on a post-split basis is expected to be December 16, 2015; all dates subject to final regulatory approval.

There will also be a mandatory exchange, or “call in”, of all paper stock certificates. Letters of transmittal will be sent to all shareholders of record as of the Record Date requesting the share certificate exchange. Following the deadline for mandatory exchange – expected in April 2016 -all non-exchanged older certificates will no longer be accepted and will then be invalid.

Electronic shareholders – those shareholders who own stock in most brokerage accounts - are not required to take any action to participate in the forward stock split and should notice the forward adjustment and stock symbol change on their regular account statements.

As a result of the forward stock split, a shareholder who currently owns 1,000 shares of Lexaria will own 1,100 shares following the Effective date, with paper certificate shareholders subject to their compliance with the mandatory exchange deadline.

Lexaria thanks its shareholders for their continued support.

About Lexaria

Lexaria is a food sciences company, with common shares quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: the completion and effective date of the proposed forward split. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, hemp oil sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will not need to attempt to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any hemp oil or cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. There is no assurance that the cannabinoid/lipid infusion technology will provide any increase in bioavailability to any individual person. There is no assurance that any patent application in the USA or any other nation or under any treaty will result in the award of an actual patent; nor that an award of any actual patent will protect against challenges from unknown third parties. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products and Lexaria Energy products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.